UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 31, 2008
KEITHLEY INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation		Identification No.)

28775 Aurora Road, Cleveland, Ohio	44139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 248-0400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)          On October 31, 2008, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Keithley Instruments, Inc. (the “Company”) adopted the Keithley Instruments, Inc. 2009 Annual Incentive Compensation Plan (the “Plan”). The Plan objective is to provide an opportunity to those employees whose performance has a significant impact on the Company’s short-term and long-term profitability to earn annual incentive compensation based on such profitability. The Plan will be administered by the Committee. The Committee designates participants in the Plan who are officers of the Company and reviews and approves the annual performance criteria. The Committee has the authority to amend, modify, or discontinue the Plan.
               A target incentive percentage for each participant will be established at the beginning of each award term, which coincides with the Company’s fiscal year of October 1 through September 30. Individual target incentive compensation will be calculated at the end of the award term based on performance as compared to the pre-established criteria. Individual incentive compensation may then be further modified based on a participant’s individual performance and contributions for the term by up to 25% either plus or minus of target payout. If a participant’s performance during the award term is determined to be unsatisfactory, the Committee reserves the right to reduce the participant’s award for the award term to zero. Individual incentive compensation awards may not exceed 2 times the target incentive award.
     The performance targets for the award term beginning October 1, 2008 and ending September 30, 2009 are as follows:

Metric	Threshold	Target	Maximum(1)
ROA(2)	18%	26%	48.5%
Consolidated Net Sales(3)	$150M	$168M	$195M

(1)	The Plan caps the individual performance measures at 2.5 times Target and further caps an individual’s payout at 2 times the individual’s target incentive award.

(2)	ROA for purposes of the Plan is defined as Earnings Before Taxes(a) (EBT) excluding non-cash compensation and annual bonus expenses and net interest/expense divided by average assets employed (accounts receivable plus inventories plus net property plant and equipment at the end of each month of the fiscal year divided by 12).

(3)	No payout will be made on Consolidated Net Sales measure if ROA is below 10%.

(a)	For purposes of calculating ROA, certain charges may be excluded from the calculation with the approval of the Committee.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.01	Keithley Instruments, Inc. 2009 Annual Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEITHLEY INSTRUMENTS, INC. (Registrant)
Date: November 6, 2008	/s/ Mark J. Plush
Mark J. Plush
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.01	Keithley Instruments, Inc. 2009 Annual Incentive Compensation Plan